UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 15, 2022
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 15, 2022, Amkor Technology, Inc. (the “Company”) entered into Executive Severance Agreements with Giel Rutten, the President and Chief Executive Officer of the Company, and Megan Faust, Farshad Haghighi, and Mark Rogers, Executive Vice Presidents of the Company (collectively, the “Agreements”). In summary, if a covered executive is terminated by the Company without “Cause” (or, in the case of Mr. Rutten, by Mr. Rutten for “Good Reason”), in each case as such term is defined in the applicable Agreement, the executive is entitled to: continuation of the executive’s then-current base salary and target bonus for a 12-month period (18-months for Mr. Rutten); a pro-rata bonus for the year of termination determined based on the actual bonus, if any, the executive would have been paid for such year absent such termination; payment of health insurance premiums for 12 months (18 months for Mr. Rutten); only with respect to Mr. Rutten, 18 months of vesting acceleration for time-vesting equity awards; and payment of salary, unused vacation time, and vested benefits earned prior to termination. Under all the Agreements, in the case of a termination by the Company without Cause or a termination by the executive for Good Reason within three months prior or 24 months after a change of control of the Company, the executive is entitled to (instead of the terms described in the preceding sentence): a lump sum equal to 1.5 times the executive’s then-current base salary and target bonus (2 times for Mr. Rutten); a pro-rata target bonus for the year of termination; payment of health insurance premiums for 18 months; full vesting acceleration for time-vesting equity awards; and payment of salary, unused vacation time, and vested benefits earned prior to termination. In each case, the executive’s right to receive severance benefits is contingent upon the executive executing and not revoking a general release of claims in favor of the Company and its affiliates and the executive’s compliance with certain non-competition, non-solicitation, non-disparagement, confidentiality, and intellectual property assignment obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel, and Corporate Secretary

Date: November 18, 2022